EXHIBIT 99.1

FOR IMMEDIATE RELEASE

GLOBAL NET LEASE REPORTS SECOND QUARTER 2022 RESULTS
Company to Host Investor Webcast and Conference Call Today at 1 PM Eastern

New York, August 4, 2022 - Global Net Lease, Inc. (NYSE: GNL) (“GNL” or the “Company”), a real estate investment trust that focuses on acquiring and managing a globally diversified portfolio of strategically-located commercial real estate properties, announced today its financial and operating results for the quarter ended June 30, 2022.

Second Quarter 2022 and Subsequent Events Highlights

•Revenue was $95.2 million compared to $99.6 million in second quarter 2021
•Net loss attributable to common stockholders of $5.8 million compared to $2.4 million in prior year second quarter, or $(0.06) per share compared to $(0.14) per share
•Net operating income ("NOI") grew to $87.4 million from $86.9 million in second quarter 2021
•Core Funds from Operations (“Core FFO”) grew 13.5% to $50.0 million or $0.48 per share compared to $44.0 million or $0.46 per share in second quarter 2021
•Adjusted Funds from Operations (“AFFO”) increased by $2.2 million to $45.0 million versus $42.8 million in the prior year quarter
•AFFO per share was $0.43 compared to $0.44 per share in second quarter 2021
•Distributed $41.6 million, or $0.40 per share, in dividends to common shareholders
•Portfolio 98.9% leased with 8.3 years of weighted average remaining lease term1
•Contractual annual rent increases in 95%2 of leases that increase the cash rent that is due over time by an average cumulative increase of 1.2% per year, including but not limited to 61% that are fixed-rate increases and 26% that are based on Consumer Price Index
•Closed two US industrial and one U.K. office acquisitions for a total purchase price of $33.0 million at a weighted average cap rate3 of 7.7% and with 13.6 years of weighted-average lease term remaining
•Since 2020, 82% of all acquisitions have been industrial or distribution properties
•Over 62% of annualized straight-line rent comes from Investment Grade or implied Investment Grade tenants4
•Completed eight lease renewals and two tenant expansion projects year-to-date, totaling 2.6 million square feet and adding $102 million of net new straight-line rent over the new weighted-average remaining lease term
•Recast credit facility with new $1.45 billion revolving facility with 4.5 year term and improved pricing

"We are continuing to grow our portfolio by focusing on the highly dependable Industrial and Distribution asset class," said James Nelson, CEO of GNL. "Our continued success in executing lease renewals and expansions with our tenants speaks to the mission-critical nature of the properties that we own. In the current global economic climate, the credit facility recast we completed early in the second quarter and the comprehensive hedging program we have used for many years are both working as designed, mitigating our exposure to foreign exchange and interest rate movements. These measures, along with our best-in-class global portfolio, position GNL to benefit from meaningful capital appreciation while our dividend provides shareholders a very compelling current yield."

	Three Months Ended June 30,
(In thousands, except per share data)	2022	2021
Revenue from tenants	$95,177	$99,564

Net loss attributable to common stockholders	$(5,847)	$(2,428)
Net loss per diluted common share	$(0.06)	$(0.14)

NAREIT defined FFO attributable to common stockholders	$49,481	$43,988
NAREIT defined FFO per diluted common share	$0.48	$0.46

Core FFO attributable to common stockholders	$49,956	$44,016
Core FFO per diluted common share	$0.48	$0.46

AFFO attributable to common stockholders	$45,019	$42,827
AFFO per diluted common share	$0.43	$0.44

Property Portfolio

The Company’s portfolio of 311 net lease properties is located in eleven countries and territories and comprised of 39.5 million rentable square feet leased to 140 tenants across 50 industries at June 30, 2022. The real estate portfolio metrics include:

•98.9% leased with a remaining weighted-average lease term of 8.3 years
•94.7% of the portfolio contains contractual rent increases based on annualized straight-line rent
•62.3% of portfolio annualized straight-line rent derived from investment grade and implied investment grade rated tenants4
•62% U.S. and Canada, 38% Europe (based on annualized straight-line rent)
•42% Office, 55% Industrial / Distribution and 3% Retail (based on an annualized straight-line rent)

Capital Structure and Liquidity Resources5

As of June 30, 2022, the Company had $111.2 million of cash and cash equivalents. The Company’s net debt to enterprise value was 57.0% with an enterprise value of $4.1 billion based on the quarter end closing share price of $14.16 for common stock, $23.51 for the Series A preferred stock and $23.57 for the Series B preferred stock, with net debt of $2.3 billion6, including $1.4 billion of mortgage debt.

As of June 30, 2022, the percentage of debt that is fixed rate (including variable rate debt fixed with swaps) was 76.0% compared to 92.1% as of June 30, 2021. The Company’s total combined debt had a weighted average interest rate of 3.5% resulting in an interest coverage ratio of 3.5 times7. Weighted-average debt maturity was 4.3 years as of June 30, 2022 as compared to 4.7 years as of June 30, 2021.

As of June 30, 2022, Liquidity, including amounts available under the Credit Facility, was $197.0 million.8

During the second quarter, the Company entered into an amendment and restatement of the Credit Facility with KeyBank, as agent, and the other lender parties thereto. The amount previously outstanding under the senior unsecured term loan facility was converted to the Revolving Credit Facility upon the amendment and restatement. In addition, the aggregate total commitments under the Credit Facility were increased from $1.17 billion to $1.45 billion. The Credit Facility includes an uncommitted “accordion feature” whereby, so long as no default or event of default has occurred and is continuing, the Company has the option to increase the commitments under the Credit Facility, allocated to either or both the Revolving Credit Facility or a new term loan facility, by up to an additional $500.0 million, subject to obtaining commitments from new lenders or additional commitments from participating lenders and certain customary conditions.

Footnotes/Definitions

1 Weighted-average remaining lease term in years is based on square feet as of June 30, 2022.
2 All such increases are calculated based on straight-line rent and subject to certain caps
3 Going-in capitalization rate is a rate of return on a real estate investment property based on the expected, cash rental income that the property will generate under its existing lease during the first year of the lease. Going-in capitalization rate is calculated by dividing the cash rental income the property will generate during the first year of the lease (before debt service and depreciation and after fixed costs and variable costs) and the purchase price of the property. The weighted average going-in capitalization rate is based upon square feet as of the date of acquisition.
4 As used herein, “Investment Grade Rating” includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied Investment Grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody's analytical tool, which generates an implied rating by measuring a company's probability of default. The term "parent" for these purposes includes any entity, including any governmental entity, owning more than 50% of the voting stock in a tenant. Ratings information is as of June 30, 2022. Comprised of 34.2% leased to tenants with an actual investment grade rating and 28.1% leased to tenants with an Implied Investment Grade rating based on annualized cash rent as of June 30, 2022.
5 During the three months ended June 30, 2022, the Company sold 84,435 shares of its Series B Preferred Stock through its Series B Preferred Stock "at-the-market" program for gross proceeds of $2.1 million, before nominal commissions paid issuance costs.
6 Comprised of the principal amount of GNL's outstanding debt totaling $2.4 billion less cash and cash equivalents totaling $111.2 million, as of June 30, 2022.
7 The interest coverage ratio is calculated by dividing adjusted EBITDA for the applicable quarter by cash paid for interest (calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net). Management believes that Interest Coverage Ratio is a useful supplemental measure of our ability to service our debt obligations. Adjusted EBITDA and cash paid for interest are Non-GAAP metrics and are reconciled below.
8 Liquidity includes $85.8 million of availability under the Company's revolving credit facility and $111.2 million of cash and cash equivalents.

Conference Call
GNL will host a conference call on August 4, 2022 at 1:00 p.m. ET to discuss its financial and operating results.
Dial-in instructions for the conference call and the replay are outlined below. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the GNL website, www.globalnetlease.com, in the “Investor Relations” section.
To listen to the live call, please go to GNL’s “Investor Relations” section of the website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the GNL website at www.globalnetlease.com.
Conference Call Details
Live Call
Dial-In (Toll Free): 1-877-407-0792
International Dial-In: 1-201-689-8263

Conference Replay*
Domestic Dial-In (Toll Free): 1-844-512-2921
International Dial-In: 1-412-317-6671
Conference Number: 13730903
*Available from 4:00 p.m. ET on August 4, 2022 through November 4, 2022.

Supplemental Schedules
The Company will file supplemental information packages with the Securities and Exchange Commission (the “SEC”) to provide additional disclosure and financial information. Once posted, the supplemental package can be found under the “Presentations” tab in the Investor Relations section of GNL’s website at www.globalnetlease.com and on the SEC website at www.sec.gov.
About Global Net Lease, Inc.
Global Net Lease, Inc. (NYSE: GNL) is a publicly traded real estate investment trust listed on the NYSE focused on acquiring a diversified global portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant, mission critical income producing net-leased assets across the United States, Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.
Important Notice
The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. The words “anticipates,” “believes,” "expects," “estimates,” “projects,” “plans,” “intends,” “may," "will," "would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company's control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include (a) the potential adverse effects of the (i) ongoing global COVID-19 pandemic, including actions taken to contain or treat COVID-19 and (ii) the geopolitical instability due to the ongoing military conflict between Russia and Ukraine, including related sanctions and other penalties imposed by the U.S. and European Union, and the related impact on the Company, the Company's tenants and the global economy and financial markets, and (b) that any potential future acquisition is subject to market conditions and capital availability and may not be completed on favorable terms, or at all, as well as those risk and uncertainties set forth in the Risk Factors section of the Company's Annual Report on Form 10-K for the year ended December 31, 2021 filed on February 24, 2022 and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company's subsequent reports. Further, forward looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.
Accounting Treatment of Rent Deferrals
All of the concessions granted to the Company's tenants as a result of the COVID-19 pandemic are rent deferrals with the original lease term unchanged and collection of deferred rent deemed probable. The Company’s revenue recognition policy requires that it must be probable that the Company will collect virtually all of the lease payments due and does not provide for partial reserves, or the ability to assume partial recovery. In light of the COVID-19 pandemic, the FASB and SEC agreed that for leases where the total lease cash flows will remain substantially the same or less than those after the COVID-19 related effects, companies may choose to forgo the evaluation of the enforceable rights and obligations of the original lease contract as a practical expedient and account for rent concessions as if they were part of the enforceable rights and obligations of the parties under the existing lease contract. As a result, rental revenue used to calculate Net Income and NAREIT FFO has not been, and the Company does not expect it to be, significantly impacted by deferrals it has entered into. In addition, since the Company currently believes that these deferral amounts are collectable, it has excluded from the increase in straight-line rent for AFFO purposes the amounts recognized under GAAP relating to rent deferrals.

Contacts:
Investors and Media:
Email: investorrelations@globalnetlease.com
Phone: (212) 415-6510

Global Net Lease, Inc.
Consolidated Balance Sheets
(In thousands)

	June 30, 2022	December 31, 2021
ASSETS	(Unaudited)
Real estate investments, at cost:
Land	$496,191	$511,579
Buildings, fixtures and improvements	3,329,017	3,424,431
Construction in progress	2,795	6,975
Acquired intangible lease assets	696,281	748,363
Total real estate investments, at cost	4,524,284	4,691,348
Less accumulated depreciation and amortization	(828,751)	(810,686)
Total real estate investments, net	3,695,533	3,880,662
Assets held for sale	2,244	—
Cash and cash equivalents	111,211	89,668
Restricted cash	5,926	3,643
Derivative assets, at fair value	25,517	4,260
Unbilled straight-line rent	67,981	74,221
Operating lease right-of-use asset	48,935	52,851
Prepaid expenses and other assets	49,876	49,178
Due from related parties	307	—
Deferred tax assets	1,416	1,488
Goodwill and other intangible assets, net	21,075	22,060
Deferred financing costs, net	14,515	4,925
Total Assets	$4,044,536	$4,182,956

LIABILITIES AND EQUITY
Mortgage notes payable, net	$1,345,936	$1,430,915
Revolving credit facility	558,914	225,566
Term loan, net	—	278,554
Senior notes, net	492,423	491,735
Acquired intangible lease liabilities, net	27,063	29,345
Derivative liabilities, at fair value	155	4,259
Due to related parties	1,321	893
Accounts payable and accrued expenses	23,975	25,887
Operating lease liability	21,728	22,771
Prepaid rent	32,396	32,756
Deferred tax liability	7,196	8,254
Dividends payable	5,511	5,386
Total Liabilities	2,516,618	2,556,321
Commitments and contingencies	—	—
Stockholders' Equity:
7.25% Series A cumulative redeemable preferred stock	68	68
6.875% Series B cumulative redeemable perpetual preferred stock	47	45
Common stock	2,371	2,369
Additional paid-in capital	2,680,737	2,675,154
Accumulated other comprehensive (loss) income	(9,514)	15,546
Accumulated deficit	(1,156,198)	(1,072,462)
Total Stockholders' Equity	1,517,511	1,620,720
Non-controlling interest	10,407	5,915
Total Equity	1,527,918	1,626,635
Total Liabilities and Equity	$4,044,536	$4,182,956

Global Net Lease, Inc.
Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,
	2022	2021
Revenue from tenants	$95,177	$99,564

Expenses:
Property operating	7,798	7,467
Operating fees to related parties	10,081	9,479
Impairment charges	16,031	6,707
Acquisition, transaction and other costs	133	28
General and administrative	3,675	4,201
Equity-based compensation	3,358	3,007
Depreciation and amortization	39,359	39,702
Total expenses	80,435	70,591
Operating income before loss on dispositions of real estate investments	14,742	28,973
Gain (loss) on dispositions of real estate investments	62	(7)
Operating income	14,804	28,966
Other income (expense):
Interest expense	(23,449)	(24,018)
Loss on extinguishment of debt	(342)	—
Gain (loss) on derivative instruments	7,798	(514)
Unrealized income on undesignated foreign currency advances and other hedge ineffectiveness	2,439	—
Other income	549	84
Total other expense, net	(13,005)	(24,448)
Net income before income taxes	1,799	4,518
Income tax expense	(2,515)	(1,930)
Net (loss) income	(716)	2,588
Preferred stock dividends	(5,131)	(5,016)
Net loss attributable to common stockholders	$(5,847)	$(2,428)

Basic and Diluted Loss Per Share:
Net loss per share attributable to common stockholders — Basic and Diluted	$(0.06)	$(0.14)

Weighted average shares outstanding — Basic and Diluted	103,649	96,386

Global Net Lease, Inc.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands)

	Three Months Ended June 30,
	2022	2021
Adjusted EBITDA
Net (loss) income	$(716)	$2,588
Depreciation and amortization	39,359	39,702
Interest expense	23,449	24,018
Income tax expense	2,515	1,930
Impairment charges	16,031	6,707
Equity-based compensation	3,358	3,007
Acquisition and transaction related	133	28
(Gain) loss on dispositions of real estate investments	(62)	7
(Gain) loss on derivative instruments	(7,798)	514
Unrealized income on undesignated foreign currency advances and other hedge ineffectiveness	(2,439)	—
Loss on extinguishment of debt	342	—
Other income	(549)	(84)
Reimbursement of financing costs from McLaren loan [1]	—	(5,234)
Adjusted EBITDA	73,623	73,183

Net operating income (NOI)
Operating fees to related parties	10,081	9,479
General and administrative	3,675	4,201
NOI	87,379	86,863
Amortization related to above- and below- market lease intangibles and right-of-use assets, net	273	158
Straight-line rent	(2,342)	(1,483)
Cash NOI	$85,310	$85,538

Cash Paid for Interest:
Interest Expense	$23,449	$24,018
Non-cash portion of interest expense	(2,336)	(2,395)
Amortization of mortgage discounts	(238)	(187)
Total cash paid for interest	$20,875	$21,436

Footnotes:

[1] Amount represents a receivable recorded for financing costs we incurred in connection with the mortgage loan that financed the acquisition of the global headquarters of the McLaren Group that the McLaren Group is required to reimburse us for. For accounting purposes, the receivable for these reimbursable costs is included in prepaid expenses and other assets on the consolidated balance sheet and in revenue from tenants in the consolidated statements of operations for the three months ended June 30, 2021 since the receivable is considered to be earned revenue attributed to the current period.

Global Net Lease, Inc.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands)

	Three Months Ended June 30,
	2022	2021
Net loss attributable to stockholders (in accordance with GAAP)	$(5,847)	$(2,428)
Impairment charges	16,031	6,707
Depreciation and amortization	39,359	39,702
(Gain) loss on dispositions of real estate investments	(62)	7
FFO (defined by NAREIT)	49,481	43,988
Acquisition, transaction and other costs	133	28
Loss on extinguishment of debt	342	—
Core FFO attributable to common stockholders	49,956	44,016
Non-cash equity-based compensation	3,358	3,007
Non-cash portion of interest expense	2,336	2,395
Amortization related to above- and below-market lease intangibles and right-of-use assets, net	273	158
Straight-line rent	(2,342)	(1,483)
Straight-line rent (rent deferral agreements) [1]	(39)	(521)
Unrealized income on undesignated foreign currency advances and other hedge ineffectiveness	(2,440)	—
Eliminate unrealized (gains) losses on foreign currency transactions [2]	(6,321)	302
Amortization of mortgage discounts	238	187
Reimbursement of financing costs from McLaren loan [3]	—	(5,234)
Adjusted funds from operations (AFFO) attributable to common stockholders	$45,019	$42,827
Footnotes:
[1] Represents amounts related to deferred rent pursuant to lease negotiations which qualify for FASB relief for which rent was deferred but not reduced. These amounts are included in the straight-line rent receivable on our balance sheet but are considered to be earned revenue attributed to the current period for rent that was deferred, for purposes of AFFO, as they are expected to be collected. Accordingly, when the deferred amounts are collected, the amounts reduce AFFO.
[2] For AFFO purposes, we add back unrealized (gain) loss. For the three months ended June 30, 2022, the gain on derivative instruments was $7.8 million, which consisted of unrealized gains of $6.3 million and realized gains of $1.5 million. For the three months ended June 30, 2021, the loss on derivative instruments was $0.5 million, which consisted of unrealized losses of $0.3 million and realized losses of $0.2 million.
[3] Amount represents a receivable recorded for financing costs we incurred in connection with the mortgage loan that financed the acquisition of the global headquarters of the McLaren Group that the McLaren Group is required to reimburse us for. For accounting purposes, the receivable for these reimbursable costs is included in prepaid expenses and other assets on the consolidated balance sheet and in revenue from tenants in the consolidated statements of operations for the three months ended June 30, 2021 since the receivable is considered to be earned revenue attributed to the current period.

Caution on Use of Non-GAAP Measures

Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Adjusted Funds from Operations (“AFFO”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), and Net Operating Income (“NOI”) should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.

Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs.

We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO, Core FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gain or loss from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO, Core FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs.

As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO, Core FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Investors are cautioned that FFO, Core FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect the proportionate share of adjustments for non-controlling interest to arrive at FFO, Core FFO and AFFO, as applicable.

Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations

Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.

We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the "White Paper"). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gain and loss from the sale of certain real estate assets, gain and loss from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Our FFO calculation complies with NAREIT's definition.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.

Core Funds from Operations

In calculating Core FFO, we start with FFO, then we exclude certain non-core items such as acquisition, transaction and other costs, as well as certain other costs that are considered to be non-core, such as debt extinguishment costs, fire loss and other costs related to damages at our properties. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our core business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the subsequent operations of the investment. We also add back non-cash write-offs of deferred financing costs and prepayment penalties incurred with the early extinguishment of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write-offs and prepayment penalties to be capital transactions and not indicative of operations. By excluding expensed acquisition, transaction and other costs as well as non-core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties.

Adjusted Funds from Operations

In calculating AFFO, we start with Core FFO, then we exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include early extinguishment of debt and other items excluded in Core FFO as well as unrealized gain and loss, which may not ultimately be realized, such as gain or loss on derivative instruments, gain or loss on foreign currency transactions, and gain or loss on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. We also include the realized gain or loss on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect our current operating performance.

In calculating AFFO, we exclude certain expenses which under GAAP are characterized as operating expenses in determining operating net income. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments) and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired will also have negative effects on returns to investors, but are not reflective of on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gain and loss from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gain or loss, we believe AFFO provides useful supplemental information. By providing AFFO, we believe we are presenting useful information that can be used to, among other things, assess our performance without the impact of transactions or other items that are not related to our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently. Furthermore, we believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) calculated in accordance with GAAP and presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions.

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, and Net Operating Income

We believe that Adjusted EBITDA, which is earnings before interest, taxes, depreciation and amortization adjusted for acquisition, transaction and other costs, other non- cash items and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.

NOI is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition, transaction and other costs, depreciation and amortization, other non-cash expenses and interest expense. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.

Cash NOI is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs present Cash NOI.

Cash Paid for Interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.